SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 26, 2001




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)




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ITEM 5.  OTHER EVENTS

A. On February 26, 2001, CPI Corp. made the following announcement:


    CPI CORP. PROMOTES TIM HUFKER

    ST. LOUIS, MO., FEBRUARY 26, 2001 - Russ Isaak, President of CPI Corp. (NYSE - CPY) today announced the appointment of Tim Hufker to the position of Senior Executive Vice President.
    He will join Isaak and Pat Morris as a member of the Office of the President.

    Hufker will be involved in all facets of the company's operations and will be instrumental in the development and implementation of the company's long range strategic planning. His direct responsibilities will include Information and Digital Technology, Engineering and Manufacturing. Hufker will also serve as President and Chief Executive Officer of Centrics Technology, Inc., a subsidiary of CPI Corp.

    Commenting on the appointment, Isaak said, "Tim has played an instrumental role in positioning CPI for the digital age.
    His promotion is both a recognition of his leadership in the growth of our company and an indication of CPI's continuing commitment to technological innovation."

    Hufker began his career at CPI in 1987, occupying various positions in Engineering and IT management. In 1999, he was promoted to the position of Executive Vice President and Chief Technical Officer.

    CPI is a consumer services company, operating 1,026 Sears
    Portrait Studios in the U.S., Puerto Rico and Canada.

    For further information on CPI Corp. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company code
    CPY.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            /s/   Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  February 28, 2001

























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